                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Blue Rhino Corporation for the registration of 1,372,071 shares of its common stock and to the incorporation by reference therein of our report dated November 16, 2000, with respect to the financial statements of QuickShip, Inc. for the year ended December 31, 1999, included in Form 8-K/A of Blue Rhino Corporation, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ----------------------------------


Greensboro, North Carolina
July 17, 2002


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